Exhibit 10.1

FIRST AMENDMENT TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT
This First Amendment to First Amended and Restated Credit Agreement, is dated the 23rd  day of February, 2017 (this "Amendment"), by and among Calgon Carbon Corporation, a Delaware corporation ("Calgon Carbon"), each of the Guarantors (as defined herein), each of the Lenders (as defined herein) and PNC Bank, National Association ("PNC"), as administrative agent for the Lenders (PNC, in such capacity, the "Administrative Agent").
W I T N E S S E T H:
WHEREAS, Calgon Carbon, the other Borrowers from time to time party thereto (together with Calgon Carbon, collectively the "Borrowers" and each a "Borrower"), the Guarantors from time to time party thereto (the "Guarantors"), PNC and various other financial institutions party thereto (PNC and such other financial institutions are each, a "Lender" and collectively, the "Lenders") and the Administrative Agent entered into that certain First Amended and Restated Credit Agreement, dated as of October 4, 2016 (as amended, modified, supplemented or restated from time to time, the "Credit Agreement"); and
WHEREAS, the Loan Parties desire to amend certain provisions of the Credit Agreement and the Administrative Agent and the Lenders desire to permit such amendments pursuant to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:
1.            All capitalized terms used herein which are defined in the Credit Agreement shall have the same meaning herein as in the Credit Agreement unless the context clearly indicates otherwise.
2.            The definition of "EBITDA" set forth in Section 1.1 [Definitions] of the Credit Agreement is hereby amended and restated in its entirety as follows:
EBITDA shall mean, for any period of determination, Net Income for such period plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Interest Expense, (ii) income tax expense, net of tax refunds, (iii) all amounts attributable to depreciation and amortization expense and (iv) any non-cash charges (excluding non-cash charges that are expected to become cash charges in a future period or that are reserves for future cash charges and any non-cash charge that relates to the write-down or write-off of inventory) plus non-recurring costs and expenses in connection with Permitted Acquisitions, including the CECA Acquisition, in an amount not to exceed $17,500,000 in the aggregate for all Permitted Acquisitions (including the CECA Acquisition), minus (b) without duplication and to the extent included in Net Income, (i) any non-cash gains (excluding non-cash gains that represent an accrual or reserve for a future or potential cash payment), all calculated for the Parent on a Consolidated Basis in accordance with GAAP.  For purposes of this definition, with respect to a business acquired by the Loan Parties pursuant to a Permitted Acquisition, EBITDA as reported in the Leverage Ratio shall be calculated on a pro forma basis, using (i) historical numbers, in accordance with GAAP as if the Permitted Acquisition had been consummated at the beginning of such period and set forth in a certificate delivered by an Authorized Officer of the Borrowing Agent to the Administrative Agent (which certificate shall also set forth in reasonable detail the calculation of such financial effects); provided that, for purposes of calculating EBITDA as reported in the pro forma Leverage Ratio with respect to the CECA Acquisition, EBITDA shall be calculated using historical numbers in accordance with International Financial Reporting Standards (IFRS).  Additionally, for purposes of this definition, with respect to a business or assets disposed of by the Loan Parties pursuant to Section 8.2.7 [Disposition of Assets or Subsidiaries] hereof, EBITDA as reported in the maximum Leverage Ratio shall be calculated as if such disposition had been consummated at the beginning of such period.  In addition, EBITDA shall be adjusted to the extent that the computation of EBITDA includes a gain or loss with respect to a Swap Agreement as follows: EBITDA shall be (1) increased by any non-cash items of loss arising from such Swap Agreement, in each case, net of any actual cash payments related to the items giving rise to the loss and (2) decreased by any non-cash items of gain arising from such Swap Agreement, in each case, net of any actual cash payments related to items giving rise to the gain.

3.            The definition of "Optional Currency" set forth in Section 1.1 [Definitions] of the Credit Agreement is hereby amended and restated in its entirety as follows:
Optional Currency shall mean any of the following currencies (i) British Pounds Sterling, (ii) Japanese Yen, (iii) Euros, (iv) Canadian Dollars, (v) Singapore Dollars, (vi) Swiss Franc and (vii) any other currency approved in accordance with Section 2.13.4(iii) [Requests for Additional Optional Currencies].  Subject to Section 2.13.4 [European Monetary Union], each Optional Currency must be the lawful currency of the specified country.
4.            Section 2.8.1 [Letter of Credit Sublimit] of the Credit Agreement is hereby amended by inserting the following sentence at the end of such Section:
Notwithstanding anything to the contrary herein, the Issuing Lender shall have no obligation to issue any Letter of Credit if such Letter of Credit is to be denominated in a currency other than U.S. Dollars or an Optional Currency.

5.            Clause (iii) of Section 2.13.4 [Requests for Additional Currencies] is hereby amended and restated in its entirety as follows:
(iii)      Requests for Additional Optional Currencies.  The Borrowing Agent may deliver to the Administrative Agent a written request that Revolving Credit Loans hereunder also be permitted to be made, and/or Letters of Credit be permitted to be issued, in any other lawful currency (other than Dollars), in addition to the currencies specified in the definition of "Optional Currency" herein, provided that such currency must be freely traded in the offshore interbank foreign exchange markets, freely transferable, freely convertible into Dollars and available to the Lenders in the Relevant Interbank Market.  In the case of any such request with respect to the making of Revolving Credit Loans, such request shall be subject to the approval of the Administrative Agent and all of the Lenders; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the Issuing Lender.  Promptly after receiving any such request, the Administrative Agent will notify (a) the Lenders of any such request relating to the making of Revolving Credit Loans, or (b) the Issuing Lender of any such request relating to the issuance of Letters of Credit.  The Administrative Agent will promptly notify the Borrowing Agent of the acceptance or rejection thereof by the Lenders or the Issuing Lender, as applicable.  The requested currency shall be approved as an Optional Currency with respect to Revolving Credit Loans hereunder only if the Administrative Agent and all of the Lenders approve of the Borrowing Agent's request.  The requested currency shall be approved as an Optional Currency with respect to Letters of Credit hereunder only if the Administrative Agent and the Issuing Lender approve of the Borrowing Agent’s request.

6.            Section 8.2.5 [Dividends and Related Distributions] is hereby amended and restated in its entirety as follows:
Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of capital stock, partnership interests or limited liability company interests or on account of the purchase, redemption, retirement or acquisition of its shares of capital stock (or warrants, options or rights therefor), partnership interests or limited liability company interests, except for (i) dividends or other distributions payable to another Loan Party or wholly-owned Subsidiary of a Loan Party, (ii) any other dividends or distributions in an aggregate maximum amount during any calendar year not to exceed Fourteen Million and 00/100 Dollars ($14,000,000.00) so long as both immediately before and immediately after giving effect thereto (a) there exists no Event of Default or Potential Default and (b) the sum of (y) cash and Cash Equivalents of the Loan Parties and their Domestic Subsidiaries and (z) Undrawn Availability is not less than Fifty Million and 00/100 Dollars ($50,000,000.00), and (iii) repurchases of its Equity Interests so long as both immediately before and immediately after giving effect thereto (a) there exists no Event of Default or Potential Default, (b) pro forma Leverage Ratio (calculated if such dividend or distribution has been made in the applicable measurement period) for the four (4) consecutive fiscal quarters most recently ended is less than or equal to 2.75 to 1.0 and (c) the sum of (y) cash and Cash Equivalents of the Loan Parties and their Domestic Subsidiaries and (z) Undrawn Availability is not less than Fifty Million and 00/100 Dollars ($50,000,000.00).

7.            Section 11.1.4 [Miscellaneous] is hereby amended and restated in its entirety as follows:
Amend the definition of "Optional Currency" (except through the operation of Section 2.13.4(iii) which provides for the inclusion of additional currencies pursuant to the terms thereof), Section 5.2 [Pro Rata Treatment of Lenders], Section 10.3 [Exculpatory Provisions] or Section 5.3 [Sharing of Payments by Lenders] or this Section 11.1 [Modifications, Amendments or Waivers], alter any provision regarding the pro rata treatment of the Lenders or requiring all Lenders to authorize the taking of any action or reduce any percentage specified in the definition of Required Lenders, in each case without the consent of all of the Lenders (other than Defaulting Lenders);

8.            Clause (b) of Schedule 1.1(A) is hereby amended and restated in its entirety as follows:
(b)      The Applicable Margin, the Applicable Letter of Credit Fee Rate and the Applicable Commitment Fee Rate shall be recomputed as of (i) the date of the consummation of the CECA Acquisition based upon the Leverage Ratio as calculated by the Borrowers in accordance with clause (ii)(E) of Section 8.2.6  [Liquidations, Mergers, Consolidations, Acquisitions]; provided however, that the pricing determined as of the date of the consummation of the CECA Acquisition shall continue through the date on which the first Compliance Certificate is due to be delivered following the date of the CECA Acquisition, and (ii) the end of each fiscal quarter ending after the Closing Date based on the Leverage Ratio as of such quarter end; provided, that notwithstanding the foregoing or anything in this Agreement to the contrary, the rates in Level V shall apply to the Applicable Margin, the Applicable Letter of Credit Fee Rate and the Applicable Commitment Fee Rate from the due date of the quarterly Compliance Certificate to be delivered for the fiscal quarter ending March 31, 2017 through the due date of the quarterly Compliance Certificate to be delivered for the fiscal quarter ending September 30, 2017.  Any increase or decrease in the Applicable Margin, the Applicable Letter of Credit Fee Rate and the Applicable Commitment Fee Rate computed as of a quarter end shall be effective on the due date of the quarterly Compliance Certificate to be delivered for the fiscal quarter ending September 30, 2017, or thereafter the date on which the Compliance Certificate evidencing such computation is due to be delivered under Section 8.3.3 [Certificate of Borrowers], as the case may be.  If (i) an acquisition Compliance Certificate is not delivered when due in accordance with Section 8.2.6  [Liquidations, Mergers, Consolidations, Acquisitions] or (ii) a Compliance Certificate is not delivered when due in accordance with such Section 8.3.3 [Certificate of Borrowers], then the rates in Level V shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

9.            The amendments set forth in Sections 2 through 8 of this Amendment shall not become effective until the Administrative Agent has received the following, each in form and substance acceptable to the Administrative Agent:

(a)	this Amendment, duly executed by the Borrower, the Guarantors, the Lenders and the Administrative Agent;
(b)	payment of all fees and expenses owed to the Administrative Agent and its counsel in connection with this Amendment; and
(c)	such other documents as may be reasonably requested by the Administrative Agent.
10.            The Loan Parties hereby reconfirm and reaffirm that all representations and warranties, agreements and covenants made by and pursuant to the terms and conditions of the Credit Agreement and in each other Loan Document are true and correct in all material respects (without duplication of any materiality qualifier contained therein), before and after giving effect to this Amendment, as though made on and as of the date hereof, except for those made specifically as of another date, in which case such representations and warranties shall be true and correct in all material respects as of such date or time.
11.            The Loan Parties represent and warrant that no Potential Default or Event of Default exists under the Credit Agreement, nor will any occur as a result of the execution and delivery of this Amendment or the performance or observance of any provision hereof.
12.            Each reference to the Credit Agreement that is made in the Credit Agreement or any other document executed or to be executed in connection therewith shall hereafter be construed as a reference to the Credit Agreement as amended hereby.
13.            The agreements contained in this Amendment are limited to the specific agreements contained herein.  Except as amended hereby, all of the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect.  This Amendment amends the Credit Agreement and is not a novation thereof.
14.            This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Amendment.
15.            This Amendment shall be governed by, and shall be construed and enforced in accordance with, the Laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.  The Loan Parties hereby consent to the jurisdiction and venue of the courts of the Commonwealth of Pennsylvania sitting in Allegheny County, Pennsylvania and of the United States District Court for the Western District of Pennsylvania, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment.
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[SIGNATURE PAGE TO FIRST AMENDMENT TO
FIRST AMENDED AND RESTATED CREDIT AGREEMENT]

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto, have caused this Amendment to be duly executed by their duly authorized officers on the day and year first above written.
BORROWER:

WITNESS:	Calgon Carbon Corporation,
a Delaware corporation

/s/ Jessica R. Duffy	By:	/s/ Robert M. Fortwangler
	Name:	Robert M. Fortwangler
	Title:	Senior Vice President, General Counsel and Secretary

[SIGNATURE PAGE TO FIRST AMENDMENT TO
FIRST AMENDED AND RESTATED CREDIT AGREEMENT]

GUARANTORS:

WITNESS:	Calgon Carbon Investments, Inc.,
a Delaware corporation

/s/ Jessica R. Duffy	By:	/s/ Chad Whalen
	Name:	/s/ Chad Whalen
	Title:	Vice President and Secretary

WITNESS:	Calgon Carbon UV Technologies LLC,
a Delaware limited liability company

/s/ Jessica R. Duffy	By:	/s/ Chad Whalen
	Name:	/s/ Chad Whalen
	Title:	Manager, Vice President and Secretary

[SIGNATURE PAGE TO
FIRST AMENDMENT TOFIRST AMENDED AND RESTATED CREDIT AGREEMENT]

ADMINISTRATIVE AGENT AND
LENDERS:

PNC BANK, NATIONAL ASSOCIATION, as a
Lender and as Administrative Agent

By:	/s/ David B. Keith
Name:	David B. Keith
Title:	Senior Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO
FIRST AMENDED AND RESTATED CREDIT AGREEMENT]

CITIZENS BANK OF PENNSYLVANIA, as a
Lender

By:	/s/ Donald P. Haddad
Name:	Donald P. Haddad
Title:	Senior Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO
FIRST AMENDED AND RESTATED CREDIT AGREEMENT]

BANK OF AMERICA, N.A, as a Lender

By:	/s/ Colleen M. O’Brien
Name:	Colleen M. O’Brien
Title:	Senior Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO
FIRST AMENDED AND RESTATED CREDIT AGREEMENT]

BRANCH BANKING AND TRUST
COMPANY, as a Lender

By:	/s/ Trevor H. Williams
Name:	Trevor H. Williams
Title:	Banking Officer

[SIGNATURE PAGE TO FIRST AMENDMENT TO
FIRST AMENDED AND RESTATED CREDIT AGREEMENT]

FIRST NATIONAL BANK OF
PENNSYLVANIA, as a Lender

By:	/s/ Jason Falce
Name:	Jason Falce
Title:	Assistant Vice President

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FIRST AMENDED AND RESTATED CREDIT AGREEMENT]

THE HUNTINGTON NATIONAL BANK, as a
Lender

By:	/s/ Nicholas J. Walsh
Name:	Nicholas J. Walsh
Title:	Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO
FIRST AMENDED AND RESTATED CREDIT AGREEMENT]

ING BANK N.V., DUBLIN BRANCH, as a
Lender

By:	/s/ Sean Hassett
Name:	Sean Hassett
Title:	Director

By:	/s/ Cormac Langford
Name:	Cormac Langford
Title:	Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO
FIRST AMENDED AND RESTATED CREDIT AGREEMENT]

FIRST COMMONWEALTH BANK, as a Lender

By:	/s/ Brian J. Sohocki
Name:	Brian J. Sohocki
Title:	Senior Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO
FIRST AMENDED AND RESTATED CREDIT AGREEMENT]

NORTHWEST BANK, as a Lender

By:	/s/ C. Forrest Tefft
Name:	C. Forrest Tefft
Title:	Senior Vice President